Exhibit 99.1

Viking Therapeutics Announces Positive Top-Line Results from Phase 2 VENTURE Trial of Dual GLP-1/GIP Receptor Agonist VK2735 in Patients with Obesity

Study Achieves Primary and all Secondary Endpoints, Demonstrating Statistically Significant Reductions in Body Weight at all Doses as Compared to Placebo

Up to 13.1% Placebo-Adjusted Mean Weight Loss (14.7% From Baseline) Observed After 13 Weeks of Treatment; No Plateau Observed

VK2735 Shown to be Safe and Well-Tolerated in 13-Week Study; 95% of GI-specific Treatment Emergent Adverse Events Considered Mild or Moderate

Conference Call Scheduled for 8:00 a.m. ET Today

SAN DIEGO, CA – February 27, 2024 – Viking Therapeutics, Inc. (“Viking”) (NASDAQ: VKTX), a clinical-stage biopharmaceutical company focused on the development of novel therapies for metabolic and endocrine disorders, today announced positive top-line results from the company’s Phase 2 clinical trial of VK2735, a dual agonist of the glucagon-like peptide 1 (GLP-1) and glucose-dependent insulinotropic polypeptide (GIP) receptors in development for the potential treatment of various metabolic disorders such as obesity. The Phase 2 VENTURE trial successfully achieved its primary endpoint and all secondary endpoints, with patients receiving VK2735 demonstrating statistically significant reductions in body weight compared with placebo. Additionally, the study showed VK2735 treatment to be safe and well tolerated with the majority of treatment emergent adverse events (TEAEs) being categorized as mild or moderate. Based on these findings, Viking intends to meet with the FDA and discuss next steps in the development of VK2735.

Top-line study results include:

Body Weight Reductions

Patients receiving weekly doses of VK2735 demonstrated statistically significant reductions in mean body weight after 13 weeks, ranging up to 14.7% from baseline. Patients receiving VK2735 also demonstrated statistically significant reductions in mean body weight relative to placebo, ranging up to 13.1%. Statistically significant differences compared to both baseline and placebo were observed for all doses starting at Week one and continuing throughout the 13-week treatment period. Reductions in body weight were progressive through the course of the study, with no plateau observed for weight loss at 13 weeks. All doses of VK2735 also demonstrated statistically significant differences relative to placebo on the key secondary endpoint assessing the proportion of patients demonstrating at least 10% weight loss. Up to 88% of patients in VK2735 treatment groups achieved ≥10% weight loss, compared with 4% for placebo.

Observed Change in Body Weight Following 13 Weeks of Once-Weekly Dosing with VK2735

Dose Level[1,2]	Placebo (n=34)	VK2735 2.5 mg (n=35)	VK2735 5 mg (n=35)	VK2735 10 mg (n=35)	VK2735 15 mg (n=35)
Mean baseline body weight (kg)[3]	105.3 kg	103.1 kg	98.3 kg	103.4 kg	101.1 kg
Mean change from baseline body weight[4,5]	-1.8 kg	-9.2 kg	-10.7 kg	-13.3 kg	-14.6 kg
Mean percent change from baseline[4,5]	-1.7%	-9.1%	-10.9%	-12.9%	-14.7%
Placebo-adjusted mean percent change from baseline[4,5]	-	-7.4%	-9.2%	-11.3%	-13.1%
p-value vs. placebo[5]	-	< 0.0001	< 0.0001	< 0.0001	< 0.0001
Percent reporting ≥ 10% weight loss	4%	39%	62%	70%	88%
p-value vs. placebo[6]	-	0.0036	0.0002	< 0.0001	< 0.0001

Notes: 1) Efficacy population, includes all randomized patients who received at least one dose of study drug and had a valid baseline and post-baseline body weight assessment. 2) Patients treated with VK2735 were titrated to final doses as indicated: 2.5 mg cohort = 2.5 x 13 weeks; 5 mg cohort = 2.5 mg x 3 wks, 5 mg x 10 wks; 10 mg cohort = 2.5 mg x 3 wks, 5 mg x 3 wks, 7.5 mg x 3 wks, 10 mg x 4 wks; 15 mg cohort = 5 mg x 3 wks, 7.5 mg x 3 wks, 10 mg x 3 wks, 15 mg x 4 wks. 3) All enrolled patients were required to have baseline BMI ≥30 kg/m2 or BMI≥27 kg/m2 with at least one weight-related comorbid condition. 4) Least squares mean. 5) Two-sided t test using mixed model for repeated measures. 6) Logistic regression model with treatment as factor and baseline weight as covariate.

Safety and Tolerability

VK2735 demonstrated encouraging safety and tolerability following 13 weeks of once-weekly dosing. Discontinuation rates in the VENTURE study were low and well-balanced among patients treated with VK2735 compared with placebo. A total of 23 patients (13%) discontinued treatment in the study, 5 (14%) in the placebo cohort and 18 (13%) among VK2735-treated cohorts.

Among patients receiving VK2735, the majority (92%) reported drug related TEAEs as mild or moderate in severity. The majority of TEAEs that were gastrointestinal (GI) in nature (95%) were also reported as mild or moderate. Nausea was reported among patients receiving both VK2735 (43%) and placebo (20%). Among subjects receiving VK2735, the majority of reported nausea (68%) was characterized as mild (32% moderate, none severe). Vomiting was reported in 25/140 (18%) VK2735-treated patients compared with none reported among patients receiving placebo. GI-related adverse events were generally observed early in treatment, with decreasing frequency upon repeat dosing. Across the combined VENTURE study arms, the weekly rate of nausea did not exceed 5% at any point after the first week of treatment. One patient receiving VK2735 experienced a serious adverse event (SAE) of dehydration that was characterized as related to study drug.

Discontinuation Rates and Common Gastrointestinal TEAEs Following 13 Weeks of Once-Weekly Dosing with VK2735

	Placebo (n=35)	VK2735 2.5 mg (n=35)	VK2735 5 mg (n=35)	VK2735 10 mg (n=35)	VK2735 15 mg (n=35)	VK2735 Combined (n=140)
Discontinued treatment early	5 (14%)	2 (6%)	4 (11%)	5 (14%)	7 (20%)	18 (13%)
Discontinued study early	2 (6%)	0 (0%)	1 (3%)	2 (6%)	2 (6%)	5 (4%)
Common AEs, # of Subjects reporting, (%)
Nausea
Mild Moderate Severe	7 (20%) 0 (0%) 0 (0%)	6 (17%) 3 (9%) 0 (0%)	11 (31%) 5 (14%) 0 (0%)	9 (26%) 4 (11%) 0 (0%)	15 (43%) 7 (20%) 0 (0%)	41 (29%) 19 (14%) 0 (0%)
Vomiting	0 (0%)	3 (9%)	6 (17%)	6 (17%)	10 (29%)	25 (18%)
Diarrhea	3 (9%)	11 (31%)	6 (17%)	7 (20%)	4 (11%)	28 (20%)
Constipation	4 (11%)	7 (20%)	10 (29%)	9 (26%)	10 (29%)	36 (26%)
Decreased appetite	0 (0%)	2 (6%)	5 (14%)	9 (26%)	6 (17%)	22 (16%)

Notes: Safety population, includes all randomized subjects who received at least one dose of study drug.

“We are excited to report the top-line results from this important Phase 2 study. VK2735 continues to demonstrate a promising efficacy and tolerability profile following 13 weeks of repeat dosing in obese subjects,” said Brian Lian, Ph.D., chief executive officer of Viking. “Notably, robust weight loss compared with placebo was observed early across all doses evaluated in the VENTURE study, and continued throughout the treatment period in all treatment groups. No evidence of a plateau was observed at Week 13 for any VK2735 dose, suggesting further weight loss might be achieved from extended dosing periods. We look forward to progressing this important therapy into further clinical development later this year. Separately, we remain on track to report data from a Phase 1 study of an oral formulation of VK2735 later this quarter.”

The Phase 2 VENTURE trial was a randomized, double-blind, placebo-controlled study intended to evaluate the safety, tolerability, pharmacokinetics, and weight loss efficacy of VK2735, administered subcutaneously, once weekly. The 13-week trial enrolled 176 adults who are obese (BMI ≥30 kg/m2), or adults who are overweight (BMI ≥27 kg/m2) with at least one weight-related comorbid condition. The primary endpoint of the study was the assessment of the percent change in body weight from baseline to Week 13 among patients treated with VK2735 as compared with placebo, while secondary and exploratory endpoints evaluated a range of additional safety and efficacy measures.

Conference Call

Management will host a conference call to discuss top-line results from the company’s Phase 2 VENTURE trial today at 8:00 am Eastern. To participate in the conference call, please dial (844) 850-0543 from the U.S. or (412) 317-5199 from outside the U.S. In addition, following the completion of the call, a telephone replay will be accessible until March 5, 2024, by dialing (877) 344-7529 from the

U.S. or (412) 317-0088 from outside the U.S. and entering conference ID # 6165205. Those interested in listening to the conference call live via the internet may do so by visiting the Webcasts page of Viking’s website at http://ir.vikingtherapeutics.com/webcasts. An archive of the webcast will also be available on the Webcasts page of Viking’s website for 30 days.

About GLP-1 and Dual GLP-1/GIP Agonists

Activation of the glucagon-like peptide 1 (GLP-1) receptor has been shown to decrease glucose, reduce appetite, lower body weight, and improve insulin sensitivity in patients with type 2 diabetes, obesity, or both. Semaglutide is a GLP-1 receptor agonist that has been approved by the U.S. Food and Drug Administration and is currently marketed in various dosage strengths and forms as Ozempic®, Rybelsus®, and Wegovy®. More recently, research efforts have explored the potential co-activation of the glucose-dependent insulinotropic peptide (GIP) receptor as a means of enhancing the therapeutic benefits of GLP-1 receptor activation. Tirzepatide is a dual GLP-1/GIP receptor agonist that has been approved by the U.S. Food and Drug Administration and is currently marketed in various dosage strengths and forms as Mounjaro® and Zepbound®.

About Viking Therapeutics, Inc.

Viking Therapeutics is a clinical-stage biopharmaceutical company focused on the development of novel first-in-class or best-in-class therapies for the treatment of metabolic and endocrine disorders, with three compounds currently in clinical trials. Viking's research and development activities leverage its expertise in metabolism to develop innovative therapeutics designed to improve patients' lives. The company's clinical programs include VK2809, a novel, orally available, small molecule selective thyroid hormone receptor beta agonist for the treatment of lipid and metabolic disorders, which is currently being evaluated in a Phase 2b study for the treatment of biopsy-confirmed non-alcoholic steatohepatitis (NASH) and fibrosis. In a Phase 2a trial for the treatment of non-alcoholic fatty liver disease (NAFLD) and elevated LDL-C, patients who received VK2809 demonstrated statistically significant reductions in LDL-C and liver fat content compared with patients who received placebo. The company is also developing VK2735, a novel dual agonist of the glucagon-like peptide 1 (GLP-1) and glucose-dependent insulinotropic polypeptide (GIP) receptors for the potential treatment of various metabolic disorders. Data from a Phase 1 and a Phase 2a trial evaluating VK2735 (dosed subcutaneously) for metabolic disorders demonstrated an encouraging safety and tolerability profile as well as positive signs of clinical benefit. The company is also evaluating an oral formulation of VK2735 in a Phase 1 trial. In the rare disease space, the company is developing VK0214, a novel, orally available, small molecule selective thyroid hormone receptor beta agonist for the potential treatment of X-linked adrenoleukodystrophy (X-ALD). VK0214 is currently being evaluated in a Phase 1b clinical trial in patients with the adrenomyeloneuropathy (AMN) form of X-ALD. The company holds exclusive worldwide rights to a portfolio of five therapeutic programs, including VK2809 and VK0214, which are based on small molecules licensed from Ligand Pharmaceuticals Incorporated.

For more information about Viking Therapeutics, please visit www.vikingtherapeutics.com.

Forward-Looking Statements

This press release contains forward-looking statements regarding Viking Therapeutics, Inc., under the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, including statements about Viking's expectations regarding its clinical and preclinical development programs. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially and adversely and reported results should not be considered as an indication of future performance. These risks and uncertainties include, but are not limited to: risks associated with the success, cost and timing of Viking's product candidate development activities and clinical trials, including those for VK2735, VK0214, VK2809, and the company's other incretin receptor agonists; risks that prior clinical and preclinical results may not be replicated; risks regarding regulatory requirements; and other risks that are described in Viking's most recent periodic reports filed with the Securities and Exchange Commission, including Viking's Annual Report on Form 10-K for the year ended December 31, 2023 including the risk factors set forth in those filings. These forward-looking statements speak only as of the date hereof. Viking disclaims any obligation to update these forward-looking statements except as required by law.

Contacts:

Viking Therapeutics, Inc.

Greg Zante

Chief Financial Officer

858-704-4672

gzante@vikingtherapeutics.com

Vida Strategic Partners

Stephanie Diaz (Investors)

415-675-7401

sdiaz@vidasp.com

Tim Brons (Media)

415-675-7402

tbrons@vidasp.com